Exhibit 99.1
L BRANDS PROVIDES ADDITIONAL UPDATE RELATED
TO COVID-19 PANDEMIC

COLUMBUS, Ohio, March 27, 2020 - L Brands, Inc. (NYSE: LB) today provided additional updates on actions it is taking, following its initial March 17, 2020 announcement related to the novel coronavirus pandemic (COVID-19).

Store and Direct Operations
On March 17, 2020, L Brands announced the temporary closure of all Bath & Body Works, Victoria’s Secret and PINK stores in the United States and Canada through March 29, 2020. Associates will continue to receive pay and benefits through April 4, which is one week longer than originally announced.

Based on the continued spread of COVID-19 and stay-at-home orders by government officials across the country, the company is extending the closure of its stores beyond the initial March 29 date. As the situation continues to evolve rapidly, L Brands is not currently able to predict the timing of store reopenings. However, it is monitoring the situation closely and will provide updates as appropriate. The company continues to serve customers through its direct channels, www.BathandBodyWorks.com and, after a brief suspension, www.VictoriasSecret.com.

Actions Taken to Strengthen Financial Flexibility
As previously disclosed, in an abundance of caution and as a proactive measure, on March 16, 2020, the company elected to draw down $950 million from its Revolving Credit Facility. In an effort to further strengthen its financial flexibility and efficiently manage through the pandemic, the company is proactively taking the following additional actions:

•	Suspending its quarterly cash dividend beginning in the second quarter of fiscal 2020. The company remains committed to paying dividends over the long-term and will re-evaluate when appropriate.

•	Executing a substantial reduction in expenses and capital expenditures. This includes an ongoing reduction in forward inventory receipts.

•
Temporarily reducing base compensation by 20% for senior vice presidents and above. The cash compensation of Chairman and CEO Leslie H. Wexner and other members of the Board of Directors has been suspended. Additionally, the company is deferring annual merit increases.

•
Furloughing most store associates plus those who are not currently working to support the online businesses or who cannot work from home, effective April 5, 2020 until further notice. All furloughed associates will continue to receive existing healthcare benefits. As circumstances change, L Brands will make every effort to bring these associates back to work as soon as possible. Furloughed associates will also be able to apply for unemployment benefits, if eligible.

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

The company currently has more than $2 billion in cash. The company believes that this cash balance, along with the actions taken as outlined above, provides the company with sufficient current liquidity.

ABOUT L BRANDS:
L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, significant health hazards or pandemics, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•
the risk that the transactions contemplated (the “VS Transaction”) by the transaction agreement dated as of February 20, 2020 between us and SP VS Buyer LP (the “Transaction Agreement”) are not consummated, including the risk that required regulatory approvals for the VS Transaction may not be obtained;

•	difficulties arising from business uncertainties and contractual restrictions while the VS Transaction is pending;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com

VICTORIA'S SECRET / PINK / BATH & BODY WORKS
Three Limited Parkway Columbus, OH 43230 www.LB.com